EXHIBIT 99.1
                                                                    ------------


[PARAGON LOGO]                                                              NEWS
--------------------------------------------------------------------------------




FOR:                  PARAGON TECHNOLOGIES, INC.

CONTACTS:             Len Yurkovic, Acting CEO
                      610-252-3205
                      610-252-3102 (Fax)
                      www.ptgamex.com



                      PARAGON TECHNOLOGIES, INC. ANNOUNCES
             RETIREMENT OF PRESIDENT/CEO AND ORGANIZATIONAL CHANGES

                                    - - - - -

EASTON, PA -- February 20, 2007 -- Paragon Technologies, Inc. (AMEX:PTG), a leading supplier of "smart" material handling systems and "software-driven" warehouse and distribution center solutions, announced today that Joel L. Hoffner is retiring as President and CEO, effective March 1, 2007, in order to pursue technical and operational consultative opportunities that provide greater personal flexibility. Mr. Hoffner will provide consulting services to Paragon Technologies with a focus on accelerating technology developments.

Joel Hoffner commented, "I strongly believe that I can be more instrumental in the continued growth of Paragon Technologies in roles that exploit my software, marketing, and technical strengths more effectively."

Ted Myers, Chairman of the Board noted, "Joel has led significant changes to the Company's vision and market focus with particular emphasis on enhancing both the systems integration and control software businesses. The impact of those changes is just beginning to be evident in new orders and a significant pipeline of new opportunities. We expect that the foundation that has been laid throughout the past year will result in new growth potential for Paragon Technologies."



                                     [MORE]

We Build Productivity                                          [SI SYSTEMS LOGO]
--------------------------------------------------------------------------------
      PARAGON TECHNOLOGIES, INC. o 600 Kuebler Road o Easton, PA 18040-9201
                       o 610.252.3205 o Fax 610.252.3102
                                 www.ptgamex.com
                                 ---------------

[PARAGON LOGO]                                                            Page 2
--------------------------------------------------------------------------------



Concurrently, the Board announced that Leonard S. Yurkovic will assume the role of Acting CEO of Paragon Technologies as the Company moves to execute a holding company strategy. Yurkovic, former CEO and current Board member, will focus on finance, shareholder relations, and the pursuit of various opportunities to increase shareholder value. In addition, William J. Casey has been named President and Chief Operating Officer of SI Systems, the Company's materials handling business. SI Systems will operate as a division of Paragon. Casey is a seasoned veteran of SI Systems who recently led the turnaround of the Company's Production & Assembly brand. Casey will be responsible for both the Production & Assembly and Order Fulfillment branded technologies and report to Yurkovic.

The Committee on Strategic Alternatives of the Board is identifying possible long-term candidates to fulfill the holding company CEO vacancy at an appropriate time as well as continuing to explore various strategic alternatives.


About Paragon Technologies
Paragon Technologies is a leader in integrating material handling systems and creating automated solutions for material flow applications. SI Systems' Production & Assembly and Order Fulfillment branded technologies and material handling solutions address unit assembly in manufacturing operations and order fulfillment applications. One of the top material handling systems suppliers worldwide, SI Systems leading clients have included the United States Postal Service, BMG, Peterbilt, Honda, CVS Pharmacy, Maybelline, and Walgreens.

                                      * * *

-------------------------
Cautionary Statement. Certain statements contained herein are not based on historical fact and are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 and the Securities and Exchange Commission rules, regulations and releases. Paragon intends that such forward-looking statements be subject to the safe harbors created hereby. Among other things, the forward-looking statements regard Paragon's earnings, liquidity, financial condition, review of strategic alternatives, and other matters. Words or phrases denoting the anticipated results of future events, such as "anticipate," "does not anticipate," "should help to," "believe," "estimate," "is positioned," "expects," "may," "will," "is expected," "should," "continue," and similar expressions that denote uncertainty, are intended to identify such forward-looking statements. Paragon's actual results, performance, or achievements could differ materially from the results expressed in, or implied by, such "forward-looking statements:" (1) as a result of factors over which Paragon has no control, including the strength of domestic and foreign economies, sales growth, competition, and certain cost increases; and (2) if the factors on which Paragon's conclusions are based do not conform to its expectations. The forward-looking statements contained in this press release may become outdated over time. Paragon does not assume any responsibility for updating any forward-looking statements. Furthermore, achievement of the objectives of the Company is subject to certain risks, including, but not limited to, those risks outlined in Paragon's filings with the Securities and Exchange Commission, including its annual report on Form 10-K for the year ended December 31, 2005 and the most recent quarterly report on Form 10-Q for the quarter ended September 30, 2006.

     This press release and prior releases are available at www.ptgamex.com.
                                                            ---------------